UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2013

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (630) 208-2200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
We held our annual meeting of stockholders on October 8, 2013. As of August 19, 2013, the record date for the annual meeting, 12,035,067 shares of our common stock, each entitled one vote per share, and 2,190,644 shares of Class B common stock, each entitled to 10 votes per share, were issued and outstanding. Accordingly, as of August 19, 2013, the combined voting power of our shares of common stock entitled to vote at the meeting was 33,941,507 votes. The following proposals, which are described in detail in our Proxy Statement filed with the Securities and Exchange Commission on August 22, 2013, were voted upon and approved at the annual meeting:

1
A proposal to elect six directors nominated by our Board of Directors to serve on our Board of Directors until the next annual meeting or until their successors are elected and shall have qualified, was approved with the following vote:

Nominee	For	Abstain/ Withhold	Broker Non-Votes
Edward J. Richardson	31,891,809	406,238	945,040
Scott Hodes	31,702,077	595,970	945,040
Paul J. Plante	31,834,242	463,805	945,040
Jacques Belin	32,000,354	297,693	945,040
James Benham	32,000,667	297,380	945,040
Kenneth Halverson	32,000,654	297,393	945,040

2
A proposal to ratify the selection of Ernst & Young, LLP as our independent registered public accounting firm for fiscal year 2014 was approved with 33,029,659 votes “FOR”, 184,215 votes “AGAINST” and 29,213 votes “ABSTAIN/WITHHOLD”.

3
A proposal to approve, on an advisory basis, the compensation of our Named Executive Officers was approved with 31,991,631 votes “FOR”, 303,237 votes “AGAINST” and 3,179 votes “ABSTAIN/WITHHOLD” and 945,040 broker non-votes”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: October 10, 2013	By:	/s/ Kathleen S. Dvorak
	Name:	Kathleen S. Dvorak
	Title:	Chief Financial Officer